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                                                                  Exhibit 23.6


                 Consent of American Appraisal Associates, Inc.

Board of Directors
Price Enterprises, Inc.
17140 Bernardo Center Drive
Suite 300
San Diego, California 92128

Members of the Board:

         We hereby consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-61622) of Price Enterprises Inc. ("Enterprises") on Form S-4 to the description of our opinion dated March 21, 2001 and to the references to our name contained therein. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                  American Appraisal Associates, Inc.

                                  By:  /s/ Ronald M. Goergen
                                       ---------------------------------------
                                       Name: Ronald M. Goergen
                                            ----------------------------------
                                       Title: President
                                             ---------------------------------

July 27, 2001
Milwaukee, Wisconsin